UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 19, 2020

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38695	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 W Woodrow Wilson Ave

Jackson, MS 39209-3409

(Address of principal executive offices (zip code))

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CALM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 19, 2020, Cal-Maine Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jean Reed Adams, the wife of our late founder, Fred R. Adams, Jr. (“Mr. Adams”), and a trust of which the four daughters of Mr. Adams, Luanne Adams, Nancy Adams Briggs, Laurel Adams Krodel, and Dinnette Adams Baker, are beneficiaries (collectively, the “Selling Stockholders”) and BofA Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the offer and sale by the Selling Stockholders of 6,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $39.00 per share in an underwritten public offering. Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) of common stock on the same terms and conditions. On August 20, 2020, the Underwriters exercised their option to purchase the Option Shares in full. The sale of the Shares pursuant to the Underwriting Agreement was completed on August 24, 2020. The Company did not offer or sell any shares in the offering and did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, each of the Company and the Selling Stockholders has agreed in the Underwriting Agreement to indemnify the Underwriters against certain liabilities on customary terms. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The offer and sale of the Shares was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-227742), including the Prospectus contained therein dated October 9, 2018, and a related Prospectus Supplement dated August 19, 2020, each of which is on file with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 19, 2020, among the Company, the Selling Stockholders and BofA Securities Inc., as representative of the several underwriters named therein

104	Cover Page Interactive Data File, (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: August 24, 2020	By:	/s/ Max P. Bowman
Max P. Bowman
Director, Vice President, and Chief Financial Officer